UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2019, American International Group, Inc. (“AIG”) held its Annual Meeting of Shareholders at which holders of AIG’s common stock, par value $2.50 per share, voted upon (i) the election of thirteen nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve executive compensation; (iii) a non-binding advisory resolution on the frequency of future advisory shareholder votes on executive compensation; (iv) the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019; and (v) a shareholder proposal calling for AIG’s Board of Directors to take steps to amend AIG’s By-laws to provide shareholders who hold at least 10 percent of AIG’s outstanding common stock the right to call special meetings.

The shareholders elected all thirteen director nominees presented, approved the non-binding advisory resolution to approve executive compensation, approved “annual” as the frequency of future advisory shareholder votes on executive compensation, ratified the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019 and did not approve the shareholder proposal.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker Non-Votes
W. Don Cornwell	684,158,342	71,592,632	427,405	42,200,151
Brian Duperreault	753,501,768	2,277,104	399,507	42,200,151
John H. Fitzpatrick	714,038,894	41,717,668	421,817	42,200,151
William G. Jurgensen	713,438,281	42,319,563	420,535	42,200,151
Christopher S. Lynch	712,457,799	43,302,049	418,531	42,200,151
Henry S. Miller	693,271,413	62,492,079	414,887	42,200,151
Linda A. Mills	730,679,094	25,080,172	419,113	42,200,151
Thomas F. Motamed	753,271,849	2,482,409	424,121	42,200,151
Suzanne Nora Johnson	693,917,832	61,846,718	413,829	42,200,151
Peter R. Porrino	754,225,896	1,524,699	427,784	42,200,151
Amy L. Schioldager	754,213,269	1,543,706	421,404	42,200,151
Douglas M. Steenland	690,716,444	65,039,702	422,233	42,200,151
Therese M. Vaughan	754,426,195	1,334,746	417,438	42,200,151

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution to approve executive compensation	399,914,774	331,764,354	24,499,251	42,200,151

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Non-binding advisory resolution on the frequency of future advisory shareholder votes on executive compensation	746,314,013	650,339	8,563,663	650,364	42,200,151

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019	770,679,475	27,239,140	459,915	0
Shareholder proposal calling for the Board to take steps to amend AIG’s By-laws to provide shareholders who hold at least 10 percent of AIG’s outstanding common stock the right to call special meetings	357,143,956	398,478,539	555,884	42,200,151

Pursuant to a recommendation by AIG’s Board of Directors that shareholders vote to hold future non-binding advisory shareholder votes to approve executive compensation on an annual basis, over 98 percent of the votes cast by shareholders voted in favor of this recommendation. In line with the Board’s recommendation and subsequent shareholder approval, the Board determined that AIG will hold future non-binding advisory shareholder votes on executive compensation on an annual basis until the next non-binding advisory shareholder vote on the frequency of shareholder votes on executive compensation, which will occur no later than AIG’s 2025 Annual Meeting of Shareholders.

Section 8 — Other Events

Item 8.01.	Other Events.

On May 21, 2019, AIG issued a press release announcing that its Board of Directors has declared a cash dividend of $369.6875 per share on its Series A 5.85% Non-Cumulative Perpetual Preferred Stock, which are represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock, holders of which will receive $0.3696875 per depositary share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of American International Group, Inc. dated May 21, 2019.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of American International Group, Inc. dated May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: May 21, 2019	By:	/s/ Rose Marie E. Glazer
	Name:	Rose Marie E. Glazer
	Title:	Senior Vice President, Corporate Secretary and Deputy General Counsel